UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 13, 2013

LOTON, CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-167219	98-0657263
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

4751 Wilshire Boulevard, Third Floor Los Angeles, CA	90010
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 601-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Loton, Corp. (the “Company”) entered into a series of promissory notes dated May 13, May 23, June 17 and July 3, 2013 with Trinad Capital Master Fund, Ltd. (“Trinad”) to borrow a total of $190,000 from Trinad. The notes mature on the first anniversary of the date that they were entered into.

The Company also entered a Note Extension Agreement extending the maturity date for two promissory notes dated April 3, 2012 and April 21, 2012 with Trinad to borrow a total of $300,000 from Trinad that were previously disclosed in our Annual Report on Form 10-K for the year ended April 30, 2012. The notes originally matured on the first anniversary of the date that they were entered into. However, on July 15, 2013, the maturity date of each of the notes was extended to November 1, 2013 pursuant to the Note Extension Agreement. The terms of the Note Extension Agreement state that no event of default on the notes has occurred prior to entry into the Note Extension Agreement.

Robert Ellin, our Chief Executive Officer, is the Managing Partner of Trinad, and Trinad is a significant shareholder in the Company.

Copies of the form of promissory note and the form of Note Extension Agreement are appended hereto as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Promissory Note
10.2	Form of Note Extension Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LOTON, CORP

Dated: July 29, 2013	By:	/s/ Robert S. Ellin
Robert S. Ellin Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Promissory Note
10.2	Form of Note Extension Agreement